Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
SECOND QUARTER 2018 RESULTS

Tampa, FL – August 9, 2018 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter 2018.

Highlights

•	Net income for the second quarter was $3.1 million, or $0.03 per diluted share, compared with net income of $3.2 million, or $0.04 per diluted share, for the second quarter 2017.

•
Shipping revenues for the second quarter 2018 were $95.4 million, down 0.9% compared with the same period in 2017. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the second quarter 2018 were $86.0 million, down 5.6% compared with the second quarter 2017. These results reflect an active fleet of 22 vessels in the second quarter of 2018 compared to 24 vessels in the second quarter 2017.

•	Second quarter 2018 Adjusted EBITDA(B), a non-GAAP measure, was $23.3 million, down 21.1% from $29.6 million in the second quarter 2017.

•	Total cash(C) was $131.2 million as of June 30, 2018.

•
In July 2018, the Company signed binding contracts with Hyundai Mipo Dockyard Company Ltd. for the construction of two 50,000 deadweight tons class product chemical tankers for anticipated delivery to the Company during the second half of 2019. Additionally, in July 2018, the Company signed a binding contract with Gunderson Marine LLC for the construction of one, approximately 204,000 BBL, oil and chemical tank barge for anticipated delivery to the Company during the first half of 2020.

Mr. Sam Norton, President and CEO, stated, “While seasonal softness in spot tanker rates has slowed the momentum of recent market gains, we remain confident that the mix of our revenue streams will continue to provide a solid foundation to capture the benefits of the continuing arc of improving fundamentals. Our niche businesses once again performed well and progress in securing more long-term charter contracts during recent months, coupled with resilience in our ATB earnings stream, gives cause to believe that our commercial chartering strategy is on the right track. Importantly, new contract signings for additions to our fleet position OSG well to reap economic rewards which are expected to materialize in the wake of new regulations coming into force over the next two years.”

Second Quarter 2018 Results

Shipping revenues were $95.4 million for the quarter, down 0.9% compared with the second quarter of 2017. TCE revenues for the second quarter of 2018 were $86.0 million, a decrease of $5.1 million, or 5.6%, compared with the second quarter of 2017. This decrease reflected the reduction of two vessels in operation in the second quarter of 2018 when compared to the 2017 second quarter.

Operating income for the second quarter of 2018 was $10.5 million, compared to operating income of $14.3 million in the second quarter of 2017.

Net income for the second quarter was $3.1 million, or $0.03 per diluted share, compared with net income of $3.2 million, or $0.04 per diluted share, for the second quarter 2017.

Adjusted EBITDA was $23.3 million for the second quarter, a decrease of $6.3 million compared with the second quarter of 2017, driven primarily by the decline in TCE revenues.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 7.

Conference Call

The Company will host a conference call to discuss its second quarter 2018 results at 9:00 a.m. Eastern Time (“ET”) on Thursday, August 9, 2018.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com.

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Thursday, August 9, 2018 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10122734.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23-vessel U.S. Flag fleet consists of seven ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Shipping Revenues:

Time and bareboat charter revenues	$54,543	$72,116	$108,437	$151,883
Voyage charter revenues	40,824	24,109	87,959	52,458
	95,367	96,225	196,396	204,341

Operating Expenses:
Voyage expenses	9,402	5,149	21,654	10,941
Vessel expenses	33,656	32,599	67,160	68,243
Charter hire expenses	22,768	22,856	45,315	45,433
Depreciation and amortization	12,426	15,086	24,798	31,711
General and administrative	6,586	6,190	13,369	14,284
Total operating expenses	84,838	81,880	172,296	170,612
Operating income	10,529	14,345	24,100	33,729
Other income/(expense)	385	(87)	(246)	(880)
Income before interest expense, reorganization items and income taxes	10,914	14,258	23,854	32,849
Interest expense	(7,497)	(9,445)	(15,573)	(18,802)
Income before reorganization items and income taxes	3,417	4,813	8,281	14,047
Reorganization items, net	—	(9)	—	(244)
Income before income taxes	3,417	4,804	8,281	13,803
Income tax provision	(362)	(1,593)	(1,564)	(5,162)
Net income	$3,055	$3,211	$6,717	$8,641

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	88,367,302	87,769,483	88,237,093	88,309,231
Diluted - Class A	89,198,996	87,964,755	88,910,518	88,542,779

Per Share Amounts:
Basic and diluted net income - Class A	$0.03	$0.04	$0.08	$0.10

The Company adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (ASC 715), which requires that an employer classify and report the service cost component in the same line item or items in the statement of operations as other compensation costs arising from services rendered by the pertinent employees during the period and disclose by line item in the statement of operations the amount of net benefit cost that is included in the statement of operations. The other components of net benefit cost would be presented in the statement of operations separately from the service cost component and outside the subtotal of income from operations. The Company adopted this accounting standard on January 1, 2018 and has applied the guidance retrospectively.

Consolidated Balance Sheets
($ in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$130,974	$165,994
Restricted cash	59	58
Voyage receivables, including unbilled of $6,135 and $9,919	18,257	24,209
Income tax receivable	835	1,122
Receivable from INSW	34	372
Other receivables	1,471	2,184
Inventories, prepaid expenses and other current assets	14,854	13,356
Total Current Assets	166,484	207,295
Vessels and other property, less accumulated depreciation	615,530	632,509
Deferred drydock expenditures, net	24,062	23,914
Total Vessels, Other Property and Deferred Drydock	639,592	656,423
Restricted cash - non current	191	217
Investments in and advances to affiliated companies	38	3,785
Intangible assets, less accumulated amortization	38,717	41,017
Other assets	22,539	23,150
Total Assets	$867,561	$931,887

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$34,643	$34,371
Current installments of long-term debt	—	28,160
Total Current Liabilities	34,643	62,531
Reserve for uncertain tax positions	3,254	3,205
Long-term debt	376,660	420,776
Deferred income taxes, net	84,757	83,671
Other liabilities	47,415	48,466
Total Liabilities	546,729	618,649

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 80,713,679 and 78,277,669 shares issued and outstanding	807	783
Paid-in additional capital	586,414	584,675
Accumulated deficit	(260,269)	(265,758)
	326,952	319,700
Accumulated other comprehensive loss	(6,120)	(6,462)
Total Equity	320,832	313,238
Total Liabilities and Equity	$867,561	$931,887

Consolidated Statements of Cash Flows
($ in thousands)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$6,717	$8,641
Items included in net income not affecting cash flows:
Depreciation and amortization	24,798	31,711
Amortization of debt discount and other deferred financing costs	2,099	2,653
Compensation relating to restricted stock awards and stock option grants	1,497	1,699
Deferred income tax provision	1,057	2,121
Reorganization items, non-cash	—	85
Other – net	1,110	1,481
Loss on extinguishment of debt, net	981	1,189
Distributed earnings of affiliated companies	3,747	3,656
Payments for drydocking	(4,107)	(3,305)
SEC, Bankruptcy and IRS claim payments	—	(5,000)
Changes in operating assets and liabilities	2,603	(20,273)
Net cash provided by operating activities	40,502	24,658
Cash Flows from Investing Activities:
Expenditures for other property	(22)	(11)
Net cash used in investing activities	(22)	(11)
Cash Flows from Financing Activities:
Payments on debt	(28,166)	—
Extinguishment of debt	(47,000)	(20,008)
Tax withholding on share-based awards	(359)	(1,062)
Net cash used in financing activities	(75,525)	(21,070)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(35,045)	3,577
Cash, cash equivalents and restricted cash at beginning of period	166,269	206,933
Cash, cash equivalents and restricted cash at end of period	$131,224	$210,510

The Company adopted ASU No. 2016-18, Statement of Cash Flows (ASC 230), Restricted Cash, which requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for annual periods beginning after December 31, 2017 and interim periods within that reporting period. The Company adopted this accounting standard on January 1, 2018. The prior period has been adjusted to conform to current period presentation, which resulted in a decrease of $9,909 in net cash provided by investing activities for the six months ended June 30, 2017, related to changes in restricted cash amounts.

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for the three and six months ended June 30, 2018 and 2017, between spot and fixed earnings and the related revenue days. Revenue days in the quarter ended June 30, 2018 totaled 1,945 compared with 2,127 in the same quarter in the prior year. A summary fleet list by vessel class can be found later in this press release.

	2018		2017
Three Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$32,180	$60,953	$18,288	$63,796
Revenue days	282	795	173	900
Non-Jones Act Handysize Product Carriers:
Average rate	$32,493	$—	$28,169	$12,836
Revenue days	163	—	91	91
ATBs:
Average rate	$20,679	$23,629	$7,234	$26,047
Revenue days	268	255	202	488
Lightering:
Average rate	$63,999	$—	$69,183	$—
Revenue days	182	—	182	—

	2018		2017
Six Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$37,109	$62,852	$26,361	$63,421
Revenue days	619	1,515	245	1,889
Non-Jones Act Handysize Product Carriers:
Average rate	$34,939	$—	$30,353	$13,997
Revenue days	342	—	203	159
ATBs:
Average rate	$16,508	$23,300	$11,856	$27,802
Revenue days	530	516	382	1,012
Lightering:
Average rate	$67,372	$—	$72,137	$—
Revenue days	355	—	362	—

Fleet Information

As of June 30, 2018, OSG’s operating fleet consisted of 23 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned		Vessels Chartered-in		Total at June 30, 2018
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total dwt (1)
Handysize Product Carriers	4	4.0	10	10.0	14	14.0	664,490
Rebuilt ATBs	7	7.0	—	—	7	7.0	195,131
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total Operating Fleet	13	13.0	10	10.0	23	23.0	950,733

(1)	Total dwt is defined as total deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2018	2017	2018	2017
Time charter equivalent revenues	$85,965	$91,076	$174,742	$193,400
Add: voyage expenses	9,402	5,149	21,654	10,941
Shipping revenues	$95,367	$96,225	$196,396	$204,341

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2018	2017	2018	2017
Niche Market Activities	$24,342	$27,303	$52,250	52,744
Jones Act Handysize Tankers	156	2,066	2,465	10,082
ATBs	5,043	6,252	7,552	16,898
Vessel Operating Contribution	29,541	35,621	62,267	79,724
Depreciation and amortization	12,426	15,086	24,798	31,711
General and administrative	6,586	6,190	13,369	14,284
Operating income	$10,529	$14,345	$24,100	$33,729

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2018	2017	2018	2017
Net income	$3,055	$3,211	$6,717	$8,641
Income tax provision	362	1,593	1,564	5,162
Interest expense	7,497	9,445	15,573	18,802
Depreciation and amortization	12,426	15,086	24,798	31,711
EBITDA	23,340	29,335	48,652	64,316
Severance costs	—	—	—	16
Loss on extinguishment of debt, net	—	252	981	1,189
Reorganization items, net	—	9	—	244
Adjusted EBITDA	$23,340	$29,596	$49,633	$65,765

(C) Total Cash

($ in thousands)	June 30, 2018	December 31, 2017
Cash and cash equivalents	$130,974	165,994
Restricted cash - current	59	58
Restricted cash – non-current	191	217
Total Cash	$131,224	$166,269